                                                                    EXHIBIT 3.72


                            SUBSCRIPTION AGREEMENT

                        (THE "SUBSCRIPTION AGREEMENT")

                              OPUS MINERALS INC.


The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase 680,000 units (the "Units") of Opus Minerals Inc. (the "Company"), each unit comprised of one common share and one common share purchase warrant of the Company, at a price of US $2.25 per Unit (the "Subscription Price"), for aggregate consideration of US $1,530,000 all on the terms and subject to the conditions set forth in Schedule A attached hereto.


--------------------------------------------------------------------------------
                            EXECUTION BY SUBSCRIBER

                                             Ming Capital Enterprises
                                             Name of Subscriber

/s/ M. Montanari                             50 Shirley Street
----------------
Signature of Individual Subscriber or        P.O. Box N7755
Authorized Signatory of Subscriber           Nassau, Bahamas
(if Subscriber is not an individual)         Address of Subscriber

                                             Marco Montanari
                                             Name of Contact Person, if Subscriber not an individual

                                             (242)    326-5528
                                             Telephone Number of Subscriber or Contact Person

                                             (242)  328-2935
                                             Facsimile Number of Subscriber or Contact Person
-----------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Executed by the Subscriber this 24/th/ day of July, 2000.

Please complete the following section ONLY if you require the certificate(s) representing the Securities to appear in the name of an intermediary, such as your broker, or require the certificate(s) to be delivered to an address other than that shown on page 1.

--------------------------------------------------------------------------------
REGISTRATION INSTRUCTIONS              DELIVERY INSTRUCTIONS
--------------------------------------------------------------------------------


Name to appear on certificate(s)       Name and account reference, if applicable


--------------------------------       ---------------------------------------


Account reference, if applicable       Contact Person


Address of Intermediary                Address for Delivery


--------------------------------       ----------------------------------------

                                       (-----)---------------------------------
                                       Telephone Number of Contact Person

-------------------------------------------------------------------------------

ACCEPTED by the Company this 8/th/ day of August, 2000.

OPUS MINERALS INC.



Per:      /s/ S. J. Hall
         ----------------------
         Authorized Signatory

                                  SCHEDULE A

In consideration of the covenants and agreements herein, and the payment of one dollar ($1.00) made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

(1)  Offering
     --------

     The undersigned acknowledges that the Company is offering the Units on a private placement basis. Subject to any requisite regulatory approval, the Company will sell the Units to the undersigned on the terms and conditions set forth herein. A copy of the term sheet outlining the features of the Units is attached hereto as Appendix "A" provided, however, that in the event of any inconsistency between Appendix "A" and this Subscription Agreement, the provisions of this Subscription Agreement shall prevail.

(2)  Description of Units
     --------------------

     The Units herein subscribed for form part of a larger offering of up to 680,000 Units to be issued by the Company, each Unit comprising:

     (1)  one common share (the "Shares") of the Company; and

     (2) one common share purchase warrant (the "Purchase Warrants"), each whole Purchase Warrant entitling the holder thereof to purchase one common share (the "Warrant Shares") of the Company on or before the second anniversary following the Closing Date, as defined below, at an exercise price of US $3.00 per Warrant Share.

(The Shares, Purchase Warrants and Warrant Shares are hereinafter collectively referred to as the "Underlying Securities".)

2.   Payment
     -------

     The Subscription Price must accompany this subscription and shall be made by cheque or bank draft in US dollars and payable to Opus Minerals Inc., In Trust, at par in Toronto, Ontario.

3.   Registration and Delivery Instructions
     --------------------------------------

     The Subscriber must complete, sign and return by courier to Opus Minerals Inc., Attention: Elizabeth Kirkwood, at Suite 745, 1 First Canadian Place, Toronto, Ontario, M5X 1E2:

     (1)  an executed copy of this Subscription Agreement;

     (2)  any other documents required pursuant to subparagraph 7(r); and

     (3)  the payment referred to in paragraph 2 hereof.

     The Subscriber (or if applicable, others for whom it is contracting hereunder) shall complete, sign and return to the Company as soon as possible on request by the Company any other documents, questionnaires, notices and undertakings as may be required of the Subscriber by regulatory authorities and applicable law.

4.   Closing
     -------

     The closing for the transactions contemplated herein (the "Closing") will be completed at the offices of Weir & Foulds at 130 King Street West, Suite 1600, Toronto, Ontario, M5X 1J5 or at such other place as the Company and the Subscriber shall agree at 10:00 a.m. (Toronto Time) (the "Closing Time") on July ___, 2000 or such earlier or later date or time as the Company and the Subscriber may agree (the "Closing Date"). The transactions contemplated herein may close in one or more subsequent tranches after the initial Closing Date.

     This executed Subscription Agreement is open for acceptance or rejection in whole or in part by the Company in its absolute discretion in each case at any time prior to the Closing Time, notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber's subscription. Confirmation of acceptance or rejection of a subscription will be forwarded to the Subscriber promptly after acceptance or rejection has been made. If this subscription is rejected in whole and if the Subscriber has delivered a certified cheque or bank draft representing the Subscription Price for the Units, then such cheque or bank draft will be promptly returned to the Subscriber without deduction or interest. If this subscription is accepted only in part and the Subscriber has delivered a certified cheque or bank draft as aforesaid, a cheque representing the portion of the Subscription Price for that portion of the Subscriber's subscription for Units which is not accepted will be promptly returned to the Subscriber without interest. By accepting a subscription in whole or in part the Company agrees that the Subscriber will be entitled to the benefits of the representations, warranties and covenants of the Company contained herein.

     Certificates representing the Shares (individually, a "Share Certificate", and collectively, the "Share Certificates") and Purchase Warrants (individually, a "Purchase Warrant Certificate", and collectively, the "Purchase Warrant Certificates") will be available for delivery on the Closing Date against payment of the aggregate Subscription Price in the manner specified above.

5.   Prospectus Exemptions
     ---------------------
     The sale and delivery of the Underlying Securities comprising the Units to the Subscriber (or others for whom it is contracting hereunder) is conditional upon such sale being exempt from the requirements as to registration and exempt from the requirement to file a prospectus as defined in applicable securities legislation or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.

     The Subscriber on its own behalf (or on behalf of others for whom it is contracting hereunder) represents, warrants and covenants to the Company(and acknowledges and agrees that the Company and its counsel are relying thereon) that:

     (1) it (or others for whom it is contracting hereunder) has received a term sheet in the form attached hereto as Appendix A setting out the principal terms of this Subscription Agreement and the offering of Units.

     (2) it (or others for whom it is contracting hereunder) has not been provided with, nor has it requested, nor does it have any need to receive an offering memorandum as defined in applicable securities legislation (an "Offering Memorandum") or sales or advertising literature or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation) describing the business and affairs of the Company which has been prepared for delivery to and to be reviewed by prospective purchasers in order to assist these purchasers in making an investment decision in respect of the Units;

     (3) in making its decision to execute this subscription and purchase the Units (on its own behalf or on behalf of those for whom it is contracting hereunder) it has relied solely upon publicly available information relative to the Company and such decision has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Company;

     (4) the sale of the Units was not accompanied by nor solicited through any advertisement in printed public media, radio, television or telecommunications, including electronic display;

     (5) it (or others for whom it is contracting hereunder) has been independently advised that the Units are being offered for sale only on a "private placement" basis and that the sale and delivery of the Underlying Securities comprising the Units to the Subscriber (or others for whom it is contracting hereunder) are conditional upon such sale being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under any applicable law relating to the sale of the Units or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and has further been independently advised as to applicable resale restrictions in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Company with respect thereto, acknowledges that it is aware of the characteristics of the Underlying Securities comprising the Units, the risks relating to an investment therein and of the fact that it (or others for whom it is contracting hereunder) may not be able to resell the Units and Underlying Securities except in accordance with exemptions under applicable securities legislation and regulatory policy.

6.   Representations, Warranties and Covenants of the Subscriber
     -----------------------------------------------------------

     The Subscriber (on its own behalf or on behalf of others for whom it is contracting hereunder) hereby represents, warrants and covenants to the Company (and acknowledges that the Company and its counsel are relying thereon), which representations and warranties shall survive closing, that:

     (1) In the case of a purchase by the Subscriber of Units as principal for its own account and not for the benefit of any other person (within the meaning of applicable securities legislation), the Subscriber is purchasing the Units as principal for its own account, and not for the benefit of any other person or company, and not with a view to the resale or distribution of all or any of the Units, and this Subscription Agreement has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the Subscriber, and if the Subscriber is subject to applicable securities legislation of a Province of Canada, the Subscriber is:

          (1)  one of the following:

               (1) if subject to applicable securities legislation of the Province of Alberta, a bank, a loan corporation, trust corporation, treasury branch or credit union or a subsidiary of such an entity where such entity owns beneficially all of the voting securities of that subsidiary;

               (2) if subject to applicable securities legislation of the Province of Alberta, an insurance company licensed under the Insurance Act (Alberta) or a subsidiary of such insurance company where such insurance company owns beneficially all of the voting securities of the subsidiary;

               (3) if subject to applicable securities legislation of the Province of British Columbia, a savings institution or an insurer or a subsidiary of such savings institution or insurer where such savings institution or insurer owns beneficially all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

          (2) recognized or designated as an exempt purchaser within the meaning of applicable securities legislation and, if subject to the securities legislation of one of the Provinces of Alberta, British Columbia or Ontario, is not an individual; or

          (3) purchasing a sufficient number of Units such that the aggregate acquisition cost to the Subscriber of such Units is not less than $150,000 or, if subject to the securities legislation of the Provinces of Alberta or British Columbia, is not less than $97,000, and is not an individual or, if an individual, the

               Subscriber has complied with the requirements of applicable securities legislation;

     (2) in the case of the purchase by the Subscriber of Units as agent for a disclosed principal, each beneficial purchaser of the Units for whom the Subscriber is acting is purchasing as principal for its own account and not for the benefit of any other person; the Subscriber is an agent with due and proper authority to execute this Subscription Agreement and all other documentation in connection with the purchase of the Units on behalf of the beneficial purchaser; and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes the legal, valid and binding agreement of, the disclosed principal; and the beneficial purchaser:

          (1) is recognized or designated as an exempt purchaser within the meaning of applicable Canadian provincial securities legislation and, if subject to the securities legislation of one of the Provinces of Alberta, British Columbia or Ontario, is not an individual; or

          (2) is purchasing a sufficient number of Units such that the aggregate acquisition cost to the beneficial purchaser of such Units is not less than $150,000 or, if subject to the securities legislation of the Provinces of Alberta or British Columbia, is not less than $97,000, and is not an individual or, if an individual, the beneficial purchaser has complied with the requirements of applicable securities legislation;

     (3) in the case of the purchase by the Subscriber of Units as trustee or as agent for a principal which is undisclosed or identified by account number only, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber acting in such capacity, and either:

          (1)

               (1) if subject to applicable securities legislation of the Province of Alberta,

                    the Subscriber is:

                    (1) a trust corporation as defined in such securities legislation, and any amendments thereto, trading as a trustee or an agent; or

                    (2) a portfolio manager or a person or a company trading as an agent that is exempt from registration as a portfolio manager under applicable securities legislation,

                    for accounts that are fully managed by the Subscriber,

               (2) if subject to applicable securities legislation of the Province of British Columbia, the Subscriber is:

                    (1) a trust company registered or an insurer licensed purchasing or selling as an agent or trustee; or

                    (2) a registered portfolio manager or a portfolio manager exempt from such registration purchasing or selling as an agent, for accounts that are fully managed by the Subscriber; or

               (3) if subject to the applicable securities legislation of the Province of Ontario, the Subscriber is a trust company registered under the Loan and Trust Corporations Act (Ontario), an insurance company licensed under the Insurance Act (Ontario) or a credit union to which the Credit Unions and Caisses Populaires Act, 1994 (Ontario) applies, and is purchasing the Units as trustee or as agent for accounts that are fully managed by the Subscriber;

          (2) the beneficial purchaser of the Units for whom the Subscriber is acting is an individual or corporation and is purchasing as principal for its own account, and not for the benefit of any other person, and

               (1) is purchasing a sufficient number of Units such that the beneficial purchaser's aggregate acquisition cost of such Units is not less than $150,000 or, if subject to the securities legislation of the provinces of Alberta or British Columbia, is not less than $97,000; or

               (2) is recognized or designated as an exempt purchaser within the meaning of applicable securities legislation and, if subject to the securities legislation of one of the provinces of Alberta, British Columbia or Ontario, is not an individual;

     (4) if the Subscriber is not an individual or a corporation and does not fall within one of the categories specified in clauses (i) to (iii) inclusive of subparagraph (f) below, each member of the partnership, syndicate, trust or other unincorporated organization which is the beneficial purchaser, or each beneficiary of the trust which is the beneficial purchaser, as the case may be, is an individual who is purchasing Units having an aggregate acquisition cost to such individual of not less than $150,000 (if resident of Ontario) or $97,000 (if resident of Alberta or British Columbia),

     (5) neither the Subscriber nor any party on whose behalf it is acting has been established, formed or incorporated solely to acquire or permit the purchase of the Units without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation; or if established for such purpose the share or portion of any member or partner of the partnership, syndicate or unincorporated organization, any beneficiary of the trust or any shareholder of the company of the aggregate acquisition cost to the Subscriber of the securities being purchased is less than $150,000 (if resident in Ontario) or $97,000 (if resident in British Columbia or Alberta);

     (6) the Subscriber is purchasing as principal and is not a corporation, partnership, trust, fund, association, or any other organized group of persons created, or used primarily, to permit the purchase of the Units (or other similar purchases) by a group of individuals whose individual share of the aggregate acquisition cost of the Units is less than the prescribed amount or, if not purchasing the Units as principal, it is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser, it acknowledges that the Company may in the future be required by law to disclose on a confidential basis to securities regulatory authorities the identity of each beneficial purchaser of Units for whom it may be acting, and it is:

          (1) a trust company or insurance company that has been authorized to carry on business under the laws of a province or territory of Canada;

          (2) a portfolio manager registered or exempt from registration under the laws of a province or territory of Canada;

          (3) a portfolio manager in a jurisdiction other than Canada, provided that the total asset value of the investment portfolio it manages on behalf of its clients is not less than $20,000,000, and that it provides the Company with certification of such in the required form; or

          and it is purchasing the Units as an agent or trustee for accounts that are fully managed by it; or

          (4) if it is resident in Ontario it falls within one of the following categories: (1) pension plans; (2) groups of pension plans under common management; (3) organizations of members of a family fund formed to make investments of family funds; (4) testamentary trusts and estates; (5) organizations which have primary ongoing business activities other than investing in securities; (6) mutual funds other than private mutual funds within the meaning of Section 1(1) of the Securities Act (Ontario); (7) group registered retirement savings plans or group deferred profit sharing plans; or (8) partnerships, interests in which are offered by prospectus, where the partnership invests in securities in reliance upon Section 72(1)(d) of the Securities Act (Ontario) and Section 27 of the Regulation made thereunder.

     (7)  if the Subscriber is resident in Ontario, :

          (1) the Subscriber is purchasing sufficient Units so that the aggregate acquisition cost of the Units to the Subscriber is not less than $150,000 and:

               (1) the aggregate acquisition cost is to be immediately satisfied by the payment of cash or other immediately available funds: or

               (2) the acquisition cost is satisfied in whole or in part by the incurring or assumption of a liability by the purchaser, and

                    (1) the Subscriber is primarily liable for the liability and there is no understanding, arrangement or expectation that the liability or the obligation to pay it will be waived; and

                    (2) the acquisition cost, including the liability that is incurred or assumed by the Subscriber, has a fair value of not less than $150,000;

          (2) the Subscriber is not an investment club or, if it is an investment club, the share or portion of each member of the investment club of the aggregate acquisition cost to the investment club of the securities being purchased is at least $150,000;

          (3)  the Subscriber is:

               (1) purchasing the Units as principal and no other person, corporation, firm or other organization will have a beneficial interest in the Units; or if not purchasing the Units as principal, is duly authorized to enter into this subscription agreement and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser of Units, acknowledges that the Company may in the future be required by law to disclose on a confidential basis to securities regulatory authorities the identity of each beneficial purchaser of Units for whom it may be acting, and is acting as agent for one or more disclosed beneficial purchasers, each of which is purchasing as a principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units and the aggregate acquisition cost of the Units to each such purchaser is not less than Cdn.$150,000 to be immediately satisfied by cash payment in full as required by OSC Rule 45-501 and, each such purchaser is not a partnership, syndicate, unincorporated organization, trust, company or, any other organized group of persons or entity created or being used primarily to permit the purchase of the Units (or other similar purchases) without a prospectus if the share or portion of any member or partner of the partnership, syndicate or unincorporated organization, any beneficiary of the trust or any shareholder of the company of the aggregate Subscription Price is less than $150,000 without a prospectus; or

               (2) if not purchasing as principal, a trust corporation registered under the Loan and Trust Corporations Act, and the acquisition cost of Units to each beneficial purchaser for whom it may be acting is less than $150,000 to be immediately satisfied by cash payment in full is required by OSC Rule 45-501; or

               (3) if not purchasing as principal, a portfolio advisor within the meaning of OSC Rule 45-504, and is purchasing the Units on behalf of managed accounts, within the meaning of OSC Rule 45-504; or

               (4) if the exemption pursuant to Section 72(1)(a) of the Securities Act (Ontario) is available to the Subscriber:

                    (1) a bank listed in Schedule I or II to the Bank Act (Canada), or the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

                    (2) a credit union or league to which the Credit Unions and Caisses Populaires Act, 1994 applies,

                    (3) a loan corporation or trust corporation registered under the Loan and Trust Corporations Act,

                    (4)  an insurance company licensed under the Insurance Act,

                    (5) Her Majesty in right of Canada or any province or territory of Canada, or

                    (6) a subsidiary of any company referred to in subclause A, B, C or D, where the company owns all of the voting shares of the subsidiary,

                    (7) a dealer registered in the category of broker, investment dealer or securities dealer,

                    (8) any municipal corporation or public board or commission in Canada, who purchases as principal;

          (8)  the Subscriber acknowledges that:

               (1) as the Underlying Securities are subject to a hold period under applicable Canadian Securities legislation, the Company may be required to legend the certificates representing the Underlying Securities in substantially the following form:

                    "THE SECURITIES REPRESENTED HEREBY WERE ISSUED PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION AND PROSPECTUS REQUIREMENTS UNDER APPLICABLE SECURITIES LEGISLATION. ALL OF THE SECURITIES MAY BE OFFERED FOR SALE OR SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN ONTARIO ONLY ON OR AFTER EXPIRY OF THE APPLICABLE HOLD PERIOD AND PROVIDED AT THE TIME OF SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION, THE COMPANY HAS BEEN A REPORTING ISSUER IN ONTARIO FOR AT LEAST 12 MONTHS AND NO UNUSUAL EFFORT IS MADE TO PREPARE THE MARKET OR TO CREATE A DEMAND FOR THE SECURITIES AND NO EXTRAORDINARY COMMISSION OR CONSIDERATION IS PAID IN RESPECT THEREOF. THE SECURITIES MAY BE SO OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN ONTARIO PRIOR TO THAT DATE IF AN EXEMPTION IS OTHERWISE AVAILABLE FROM THESE REQUIREMENTS OR IF QUALIFIED BY PROSPECTUS.", and

               (2) as the Underlying Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), the Company may be required to legend the certificates representing the Underlying Securities;

          (9) the Subscriber and each beneficial purchaser for whom it is acting are resident in the province set out in their address in this Subscription Agreement; or (ii) the Subscriber is not a citizen or resident of Canada, or a corporation, partnership, or other entity created in or organized under the laws of Canada or any province or territory thereof (collectively a "Canadian Person") and such Subscriber is not purchasing the Units or the Underlying Securities for the account of any Canadian Person;

          (10) the Subscriber, whether acting as principal, trustee or agent, is neither a "U.S. Person" (as such term is defined in Regulations S under the U.S. Securities Act, which definition includes but is not limited to, a natural person resident in United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) nor purchasing the Units, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States for resale in the United States, and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

               (1) the transfer or assignment of any rights or interest in any of the Units; or

               (2) the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription;

          (11) if the Subscriber is a resident of a jurisdiction other than Canada, the purchase of the Units by such Subscriber does not contravene any of the applicable securities legislation in the jurisdiction in which it is resident and does not trigger (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, and (ii) any registration or other obligation on the part of the Company;

          (12) the Underlying Securities are subject to resale restrictions under applicable Canadian provincial securities legislation and rules of regulatory bodies having jurisdiction, and the Subscriber (or the others for whom it is contracting hereunder) covenants to comply with all relevant securities legislation concerning any resale of the Underlying Securities, and shall consult with its own legal advisors with respect to such compliance;

          (13) no offer of Units was made to the Subscriber (or the others for whom it is contracting hereunder) in the "United States" (as defined in Regulation S under the U.S. Securities Act) and the Subscriber did not execute this Subscription Agreement in the United States;

          (14) the activities of the Subscriber (or the others for whom it is contracting hereunder) contemplated hereunder are not a scheme to avoid the registration requirements of the U.S. Securities Act;

          (15) the Subscriber (or the others for whom it is contracting hereunder) has no intention to distribute, and shall not transfer, either directly or indirectly, any of the Underlying Securities to any person within the United States or to "U.S. Persons" (as defined in Regulation S under the U.S. Securities
               Act);

          (16) if the Subscriber is an individual, he or she has attained the age of majority and in every case he or she is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

          (17) if the Subscriber is other than an individual, it is legally formed and validly exists and is competent to execute the Subscription Agreement and to take all actions required pursuant thereto and all approvals necessary for the Subscriber to execute and deliver this Subscription Agreement have been obtained;

          (18) if the Subscriber is required by applicable securities legislation, policy or order or by the Company, it will execute, deliver and file, or assist the Company in filing, or provide to the Company such reports, undertakings and other documents with respect to the issue of the Units or the Underlying Securities issued pursuant to the exercise thereof as may be required by any securities commission, or other regulatory authority;

          (19) upon acceptance by the Company, this Subscription Agreement will constitute a legal, valid and binding contract of the Subscriber enforceable against the Subscriber in accordance with its terms and will not violate or conflict with the terms of any restriction, agreement or undertaking respecting purchases of securities by the Subscriber;

          (20) it is responsible for obtaining such legal advice as it considers necessary in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder, and it should consult its own legal advisors with respect to applicable resale restrictions and it is solely responsible (and that the Company is not in any manner responsible) for complying with such restrictions. If it is not resident in Canada, it represents and warrants that such execution, delivery and performance shall not contravene any applicable laws of the jurisdiction in which it is resident;

          (21) it is hereby acknowledged that no prospectus has been filed by the Company with the Ontario Securities Commission, or a securities commission in any other jurisdiction, in connection with the issuance of the Units and the issuance is exempted from the prospectus requirements available under the provisions of the applicable securities legislation and application securities regulations (the "Securities Legislation") and as a result:

               (1) the Subscriber is restricted from using most of the civil remedies available under the Securities Legislation in respect of its purchase of the Units;

               (2) the Subscriber has not received information that would be required to be contained in a prospectus prepared in accordance with the Securities Legislation; and

               (3) the Company is relieved from certain obligations that would otherwise apply under the Securities Legislation;

          (22) the legal counsel retained by the Company (the "Company's Counsel") are acting as counsel to the Company, and not as counsel to the Subscriber. The relationship of the Company's Counsel with the Subscriber is limited solely to the provision of customary commercial legal opinions at the Closing Time and to responding to any questions which the Subscriber may have regarding the terms of the documents to be delivered in connection with this Unit offering transaction;

          (23) the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment; and

          (24) the Subscriber (or the others for whom it is contracting hereunder) will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities legislation and regulations to permit the purchase of the Units on the terms herein set forth;

7.        Reliance Upon Representations, Warranties and Covenants
          -------------------------------------------------------

          The Subscriber acknowledges that the representations and warranties and covenants contained in this Subscription Agreement are made with the intent that they may be relied upon by the Company (and its counsel) in determining its suitability to purchase the Units and the Subscriber hereby agrees to indemnify the Company against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance thereon. The Subscriber further agrees that by accepting the Units the Subscriber shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Units. Furthermore, the Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

8.   Acknowledgement and Waiver
     --------------------------

     The Subscriber, on its own behalf and on behalf of others for whom the Subscriber is contracting hereunder, has acknowledged that it has not received or requested any Offering Memorandum or sales or advertising literature describing the business and affairs of the Company, and that the decision to purchase the Units was not made on the basis of information provided to it in an Offering Memorandum, or sales or advertising literature describing the business and affairs of the Company. Accordingly, the Subscriber, and the others for whom the Subscriber is contracting hereunder, hereby waive, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which it might otherwise be entitled.

     The Subscriber, on its own behalf and on behalf of others for whom the Subscriber is contracting hereunder, is aware and has been advised that any investment in the Company is speculative and involves a high degree of risk, that substantial financing for the Company will be required in the future, and that there is no assurance that such additional financing can be obtained.

THE SUBSCRIBER HAS RECEIVED SUCH INDEPENDENT ADVICE FROM INDEPENDENT LEGAL, ACCOUNTING AND TAX PROFESSIONAL ADVISORS AS THE SUBSCRIBER HAS DETERMINED NECESSARY TO MAKE A DECISION TO PURCHASE THE UNITS.

9.   Costs
     -----

     The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber, other than any private placement fees, agency fees or commission which shall be borne by the Company as set out above.

10.  Governing Law
     ------------

     This Subscription Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Subscriber, in his or her personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom he is acting, irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

11.  Survival
     -------

     This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Subscriber notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto, the completion of the issue of the Units and the Underlying Securities, and any subsequent disposition by the Subscriber of the Units or any of the Underlying Securities.

12.  Assignment
     ----------

     This Subscription Agreement is not transferable or assignable. The benefits under this Subscription Agreement are transferrable and assignable by the parties hereto, subject to the applicable law.

13.  Reliance on Facsimiles
     ----------------------

     The Company shall be entitled to rely on delivery of a facsimile copy of this executed Subscription Agreement, and acceptance by the Company of such facsimile shall be legally effective to create a valid and binding agreement between the undersigned and the Company in accordance with the terms hereof.

14.  Entire Agreement
     ----------------

     This Subscription Agreement contains the entire agreement of the parties hereby relating to the subject matter hereof and there are no representations, warranties, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

15.  French Language
     ---------------

     The undersigned parties hereby request that this Subscription Agreement and any related documents be drafted only in the English language. Les parties soussignees demandent par les presentes que le present contrat d'achat ainsi que tous les documents y afferents soient rediges en langue anglaise seulement.

16.  Time is of the Essence
     ----------------------

     For the purposes of this Subscription Agreement, time is of the essence.

17.  Counterparts
     ------------

     This Agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as of the day and year first above written.

                                  APPENDIX A


                                  TERM SHEET
                                  ----------

                              OPUS MINERALS INC.

                          Private Placement of Units


Issuer:                  Opus Minerals Inc. (the "Company").

Offering:                Up to 680,000 Units at a price of US $2.25 per Unit.
                         Each Unit consists of one common share of the Company and one common share purchase warrant of the Company, exercisable at an exercise price of US $3.00 for two years from the date of closing.

Amount:                  US $1,530,000 Maximum

Price:                   US $2.25 per Unit

Issue Type:              Private Placement in Ontario, [**] and in such other
                         jurisdictions as may be agreed by the Company.

Minimum Subscription:    $150,000 for subscribers resident in or subject to the
                         laws of Ontario and [**].

Use of Proceeds:         The net proceeds of the Offering, after deducting the
                         expenses of the Offering is intended to be used as follows:

                         (I)   $**** for the **;

                         (II)  $**  for the completion of **;

                         (III) $** for the purchase of ***; and

                         (IV)  $** for working capital.

Resale Restrictions:     The Units are being offered in reliance upon available
                         exemptions to the prospectus requirements under applicable Ontario securities laws. The Shares and Purchase Warrants purchased hereunder, and Common
                         Shares acquired upon exercise of the Purchase Warrants may not be resold following the closing of the offering, except in reliance upon available exemptions to the prospectus requirements or pursuant to a prospectus.

Closing:                 Closing is scheduled to occur on or about July *, 2000.
                         Subject to the agreement of the Company, this Offering may close in one or more subsequent tranches after that initial Closing Date.